UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard
Chantilly, Virginia  20151-1010
(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02         NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

(a) On November 8, 2005, the Audit Committee of the Board of Directors of GTSI Corp. (the “Company”), after discussion with the Company’s management, concluded that the Company’s financial statements included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2005, should no longer be relied upon because of an error in the unaudited consolidated statements of operations for the three months ended June 30, 2005, and the six months ended June 30, 2005.

On November 10, 2005, the Company issued a press release announcing that it would restate its financial statements included in its Form 10-Q for the quarter ended June 30, 2005 and on November 18, 2005 the Company included such restated financial statements in an amendment to its Form 10-Q for the quarter ended June 30, 2005.

The Company determined it had inadvertently expensed rather than amortized costs related to its employee retention programs in the second quarter of 2005. As a result, an expense of approximately $1 million that was initially recorded in the second quarter should have been amortized over the 12-month future service period required for the retention program.

The Audit Committee and management of the Company have discussed the matters referenced above, including the restatement of the Company’s unaudited consolidated financial statements included in the Company’s Form 10-Q for the quarter ended June 30, 2005, with the Company’s independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By:	/s/ Thomas A. Mutryn
Thomas A. Mutryn
Senior Vice President and CFO

Date: November 29, 2005